[ALLIED HEALTHCARE INTERNATIONAL INC. LOGO]

                                                                PRESS RELEASE

FOR IMMEDIATE RELEASE

                  ALLIED HEALTHCARE INTERNATIONAL INC. REPORTS
                  --------------------------------------------
                        FISCAL 2005 FIRST QUARTER RESULTS
                        ---------------------------------

                                     FIRST QUARTER              FIRST QUARTER
                                       FISCAL 2005                FISCAL 2004                VARIANCE
                                       -----------                -----------                --------

REVENUE ($M)                               86.6                      78.5                     +10.2%
GROSS PROFIT ($M)                          25.2                      22.3                     +13.0%
GROSS MARGIN %                             29.1%                     28.4%
DILUTED EPS ($)                            0.11                      0.07*                    +55.4%

* After adjusting for the effects of compensation charges in Fiscal 2004, per table attached.

      NEW YORK, NY (February 9, 2005) - Allied Healthcare International Inc.
(NASDAQ: AHCI), a leading provider of flexible healthcare staffing services in the United Kingdom, announced results for its fiscal 2005 first quarter.

      Revenue for the fiscal first quarter ended December 31, 2004 rose 10.2 percent to $86.6 million, compared with $78.5 million in fiscal 2004. Gross profit rose 13.0 percent to $25.2 million compared to $22.3 million for the comparable period last year. Gross profit margin remained strong at 29.1% in the fiscal first quarter 2005, compared with 28.4% during the same period last year.

      Net income available to common shareholders for the quarter ended December
31, 2004 was $4.8 million, or $0.11 per diluted share, compared with net income available to common shareholders of $0.7 million, or $0.03 per diluted share for the comparable period in fiscal 2004. Net income available to common shareholders and diluted per share amounts are after giving effect to preferred stock transactions.

      Also included in the results for the first quarter of fiscal 2005 are the favorable effects of changes in foreign exchange.

      During the first quarter, the Company completed two acquisitions of Social
Services agencies. The initial consideration, excluding contingent payments, for these acquisitions was $3.3 million.

ALLIED HEALTHCARE INTERNATIONAL INC.
FISCAL 2005 FIRST QUARTER RESULTS

      "Since the beginning of the current financial year, the focus of your management team has been on the requirement for sustainable organic growth which has necessitated a number of changes in senior personnel as well as the implementation of a results-oriented flat organizational structure," said
Chairman and CEO Timothy Aitken. "With the new team now largely in place, the focus will shift aggressively to the development of a sales capability, which will be spearheaded by the recently appointed business development director, promoted from within the group."

      Mr. Aitken concluded, "the balance of this year will not only reflect all that has so far been done, but also evidence the significant change in the culture of this company away from a salaried `wait for the call' attitude to a results motivated business with some very determined management, rewarded primarily by bonused performance."

      In addition to disclosing results of operations that are determined in accordance with generally accepted accounting principles ("GAAP"), this press release also discloses non-GAAP results of operations that exclude or include certain charges. These non-GAAP measures adjust for charges that are unusual.
Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company's results of operations, as these non-GAAP measures allow investors to better evaluate ongoing business performance. Management also uses these non-GAAP measures internally to assess the performance of its business and to establish operational goals. Investors should consider non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial table attached to this press release.

       Allied Healthcare invites all those interested in hearing management's discussion of the quarter to join the call by dialing 877-407-8289 on Wednesday,
February 9, 2005 at 10:00 AM EST. International participants may access the call by dialing 201-689-8341. A replay will be available for one week following the call by dialing 877-660-6853 for domestic participants and 201-612-7415 for international participants. Refer to replay passcode account number 1628 and conference ID number 136710 when prompted. Participants may also access a live webcast of the conference call through the investor relations section of

ALLIED HEALTHCARE INTERNATIONAL INC.
FISCAL 2005 FIRST QUARTER RESULTS

Allied Healthcare's website, www.alliedhealthcare.com by clicking on the news and press section, then selecting investor relations to access the link to the call.

ABOUT ALLIED HEALTHCARE INTERNATIONAL INC.

Allied Healthcare International Inc. (http://www.alliedhealthcare.com) is a leading provider of flexible healthcare staffing services in the United Kingdom.
Allied operates a community-based network of over 125 branches with the capacity to provide carers (known as home health aides in the U.S.), nurses, and specialized medical personnel to locations covering approximately 90% of the
U.K. population. Allied meets the needs of Private Patients, Community Care,
Nursing Homes and Hospitals. The Company also supplies medical-grade oxygen for use in respiratory therapy in the U.K. pharmacy market and to private patients in Northern Ireland.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release may be forward-looking statements. These forward-looking statements are based on current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements include: Allied's ability to continue to recruit and retain qualified flexible healthcare staff; ability to enter into contracts with hospitals and other healthcare facility customers on terms attractive to Allied;
the general level of patient occupancy at hospital and healthcare facilities of
Allied's customers; ability to successfully implement acquisition and integration strategies; dependence on the proper functioning of its information systems; the effect of existing or future government regulation of the healthcare industry, and ability to comply with these regulations; the impact of medical malpractice and other claims asserted against Allied; the effect of regulatory change that may apply to Allied and that may increase costs and reduce revenue and profitability; ability to use net operating loss carry forward to offset net income; and the impairment of goodwill, of which Allied has a substantial amount on the balance sheet, may have the effect of decreasing earnings or increasing losses. Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release include those described in Allied's most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on form 10-Q and any current reports on Form 8-K filed since the date of the last
Form 10-K as well as changes in any of the following: the demand for Allied's products and services, general economic conditions, governmental regulation, the level of competition, customer strategies and pricing and reimbursement policies. Allied undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

Allied Healthcare Contact:                  Investor Contact:
Charles Murphy                              Edward Abella/ John Nesbett
Chief Financial Officer                     The Investor Relations Group
(212) 750-0064                              (212) 825-3210
charlesmurphy@alliedhealthcare.com

                      ALLIED HEALTHCARE INTERNATIONAL INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                      (In thousands, except per share data)

                                   (Unaudited)

                                                                                       THREE MONTHS ENDED DECEMBER 31,
                                                                      --------------------------------------------------
                                                                              2004                          2003
                                                                      ----------------------         -------------------

    Total revenues                                                     $             86,563           $          78,543
                                                                      ----------------------         -------------------

    Gross profit                                                                     25,214                      22,310

    Selling, general and administrative expenses                                     17,227                      16,706
                                                                      ----------------------         -------------------

          Operating income                                                            7,987                       5,604

    Interest expense, net                                                             1,209                       2,202

    Foreign exchange (gain) loss                                                         (7)                         11
                                                                      ----------------------         -------------------

          Income before income taxes                                                  6,785                       3,391

    Provision for income taxes                                                        1,958                       1,629
                                                                      ----------------------         -------------------

          Net income                                                                  4,827                       1,762

    Redeemable preferred dividends and accretion                                          -                       1,056
                                                                      ----------------------         -------------------

          Net income available to common shareholders                  $              4,827           $             706
                                                                      ======================         ===================

Basic and diluted income available to common shareholders
          per share of common stock                                    $               0.11           $            0.03
                                                                      ======================         ===================

Weighted average number of common shares outstanding:

          Basic                                                                      44,466                      22,224
                                                                      ======================         ===================
          Diluted                                                                    44,942                      22,651
                                                                      ======================         ===================

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME:

                                                                               THREE MONTHS ENDED DECEMBER 31,
                                                                                2004                           2003
                                                                      ----------------------         -------------------

Reported net income available to common shareholders                   $              4,827           $             706
Compensation charges                                                                      -                         860
                                                                          ------------------             ---------------
Adjusted net income available to common shareholders                   $              4,827           $           1,566
                                                                          ==================             ===============

RECONCILIATION OF REPORTED NET INCOME PER DILUTED SHARE TO
ADJUSTED NET INCOME PER DILUTED SHARE:

                                                                               THREE MONTHS ENDED DECEMBER 31,
                                                                                 2004                           2003
                                                                      ----------------------         -------------------

Reported net income per diluted share available to common
shareholders                                                           $               0.11           $            0.03
Add back: per-share effect of compensation charges                                        -                        0.04
                                                                          ------------------             ---------------
Adjusted net income per diluted share available to common
shareholders                                                           $               0.11           $            0.07
                                                                          ==================             ===============